EXHIBIT 99.1

Joint Filer Information

Name of Joint Filer:	Argentia Private Investments Inc.

Address of Joint Filer:	c/o Public Sector Pension Investment Board
1250 René Lévesque Boulevard West, Suite 1400
Montréal, Québec H3B 5E9 Canada

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	5/16/2018
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated:  May 17, 2018

Signature:

Argentia Private Investments Inc.

By:	/s/ Darren Baccus
Name: Darren Baccus
Title: Vice President

By:	/s/ Martin Longchamps
Name: Martin Longchamps
Title: Authorized Signatory

Joint Filer Information

Name of Joint Filer:	François Dufresne

Address of Joint Filer:	c/o Public Sector Pension Investment Board 1250 René Lévesque Boulevard West, Suite 1400 Montréal, Québec H3B 5E9 Canada

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	5/16/2018
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated: May 17, 2018

Signature:

/s/ François Dufresne
Name: François Dufresne